Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES RECORD SECOND QUARTER EARNINGS

CLEVELAND (September 24, 2009) – American Greetings Corporation (NYSE: AM) today announced its second quarter results for the quarter ended August 28, 2009.

Second Quarter Results

For the second quarter of fiscal 2010, the Company reported total revenue of $356.4 million, pre-tax income of $34.1 million, and net income of $23.1 million or 59 cents per share (all per-share amounts assume dilution). Included within these results was a pre-tax benefit from an insurance program of $7.9 million (after tax of approximately $7.6 million) or approximately 19 cents per share.

For the second quarter of fiscal 2009, the Company reported total revenue of $385.8 million, pre-tax income of $2.4 million, and net income of $2.3 million or 5 cents per share.

Management Comments and Outlook

Chief Executive Officer Zev Weiss said, “I am very pleased with our record earnings performance this quarter as well as our strong cash flow. I believe the changes we have made to our business over the last year are showing up in our results. We could not have achieved these results without the teamwork and coordination of all our associates.”

Weiss continued, “We have devoted more time and effort to develop new products so that consumers can find unique and fresh offerings in the greeting card aisle. We have expanded our use of technology for both traditional greeting cards as well as on-line applications including Facebook and the iPhone. These examples of leadership in innovation are all in addition to the recent enhancements we have made to our portfolio, specifically the acquisitions of Recycled Paper Greetings and Papyrus, which complement our innovation with leadership in both humor and elegant design.”

As a result of the strong cash flow performance during the first half of the fiscal year, the Company raised its previously announced fiscal 2010 cash flow estimate. Previously, the Company expected cash flow from operating activities of approximately $105 million to $115 million and capital expenditures of approximately $35 million to $45 million resulting in cash flow from operating activities minus capital expenditures of approximately $70 million. The Company now expects cash flow from operating activities of at least $160 million and capital expenditures of approximately $35 million resulting in cash flow from operating activities minus capital expenditures to be greater than $125 million.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM) has been a manufacturer and retailer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card brands are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has the largest collection of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and provides a one-stop source for online graphics and animations at Kiwee.com. In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Non-GAAP Measures

Certain after-tax and liquidity amounts included in this earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9%. Management believes that after-tax information is useful in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.

Factors That May Affect Future Results

Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	the ability to successfully integrate acquisitions, including the recent acquisitions of Recycled Paper Greetings and the Papyrus brand;

•	the Company’s ability to successfully complete the sale of the Strawberry Shortcake and Care Bears properties;

•	the Company’s successful transition of the Retail Operations segment to its buyer, Schurman Fine Papers, and the ability to achieve the desired benefits associated with this and other dispositions;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the ability to achieve the desired benefits associated with its cost reduction efforts;

•	competitive terms of sale offered to customers;

•	the Company’s ability to comply with its debt covenants;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, the ability to adapt to rapidly changing social media, and the ability to gain a leadership position in the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 28, 2009	August 29, 2008	August 28, 2009	August 29, 2008
Net sales	$348,639	$372,942	$757,916	$798,405
Other revenue	7,711	12,893	11,356	15,730

Total revenue	356,350	385,835	769,272	814,135

Material, labor and other production costs	153,248	170,112	320,417	363,454
Selling, distribution and marketing expenses	117,531	154,387	249,748	305,262
Administrative and general expenses	48,483	57,162	111,634	119,723
Other operating (income) expense - net	(1,397)	(111)	26,376	(838)

Operating income	38,485	4,285	61,097	26,534

Interest expense	6,671	5,434	13,658	10,339
Interest income	(989)	(898)	(1,265)	(1,888)
Other non-operating income - net	(1,291)	(2,617)	(2,333)	(3,518)

Income before income tax expense	34,094	2,366	51,037	21,601
Income tax expense	10,972	69	17,954	5,971

Net income	$23,122	$2,297	$33,083	$15,630

Earnings per share - basic	$0.59	$0.05	$0.84	$0.32

Earnings per share - assuming dilution	$0.59	$0.05	$0.84	$0.32

Average number of common shares outstanding	39,407,532	47,769,594	39,508,240	48,285,267

Average number of common shares outstanding - assuming dilution	39,407,532	47,807,313	39,508,240	48,328,659

Dividends declared per share	$0.12	$0.12	$0.12	$0.24

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars)

	(Unaudited)
	August 28, 2009	August 29, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$49,903	$84,040
Trade accounts receivable, net	78,070	62,826
Inventories	208,130	259,789
Deferred and refundable income taxes	63,665	54,149
Assets held for sale	1,423	2,604
Prepaid expenses and other	144,773	179,571

Total current assets	545,964	642,979

GOODWILL	26,393	289,662
OTHER ASSETS	363,480	440,589
DEFERRED AND REFUNDABLE INCOME TAXES	167,138	133,827

Property, plant and equipment - at cost	893,554	980,103
Less accumulated depreciation	607,851	679,862

PROPERTY, PLANT AND EQUIPMENT - NET	285,703	300,241

	$1,388,678	$1,807,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$1,000	$18,445
Accounts payable	96,279	125,648
Accrued liabilities	67,985	66,007
Accrued compensation and benefits	50,925	39,378
Income taxes payable	2,856	7,729
Other current liabilities	94,462	113,379

Total current liabilities	313,507	370,586

LONG-TERM DEBT	335,372	391,889
OTHER LIABILITIES	127,066	147,906
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	30,736	23,343

SHAREHOLDERS’ EQUITY
Common shares - Class A	35,923	42,208
Common shares - Class B	3,477	3,494
Capital in excess of par value	451,328	447,502
Treasury stock	(941,198)	(914,262)
Accumulated other comprehensive loss	(40,562)	(9,711)
Retained earnings	1,073,029	1,304,343

Total shareholders’ equity	581,997	873,574

	$1,388,678	$1,807,298

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars)

	(Unaudited) Six Months Ended
	August 28, 2009	August 29, 2008
OPERATING ACTIVITIES:
Net income	$33,083	$15,630
Adjustments to reconcile net income to cash flows from operating activities:
Net loss on dispositions	27,696	—
Net loss on disposal of fixed assets	9	385
Depreciation and intangible assets amortization	23,466	25,324
Deferred income taxes	26,708	15,394
Other non-cash charges	4,622	3,379
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(10,877)	(725)
Inventories	(15,022)	(47,426)
Other current assets	12,347	(952)
Deferred costs - net	11,885	14,654
Accounts payable and other liabilities	(22,190)	(69,511)
Other - net	(7,561)	(9,826)

Total Cash Flows From Operating Activities	84,166	(53,674)

INVESTING ACTIVITIES:
Property, plant and equipment additions	(15,447)	(28,545)
Cash payments for business acquisitions, net of cash acquired	(19,300)	(15,625)
Proceeds from sale of fixed assets	729	275
Other - net	3,063	(44,153)

Total Cash Flows From Investing Activities	(30,955)	(88,048)

FINANCING ACTIVITIES:
Net (decrease) increase in long-term debt	(54,750)	148,591
Increase in short-term debt	—	18,445
Sale of stock under benefit plans	91	434
Purchase of treasury shares	(6,176)	(46,137)
Dividends to shareholders	(9,593)	(11,667)

Total Cash Flows From Financing Activities	(70,428)	109,666

EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,904	(7,404)

DECREASE IN CASH AND CASH EQUIVALENTS	(10,313)	(39,460)

Cash and Cash Equivalents at Beginning of Year	60,216	123,500

Cash and Cash Equivalents at End of Period	$49,903	$84,040

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 28, 2009	August 29, 2008	August 28, 2009	August 29, 2008
Total Revenue:
North American Social Expression Products	$266,934	$256,756	$590,818	$554,933
Intersegment items	—	(13,720)	(5,104)	(27,026)
Exchange rate adjustment	1,995	3,786	2,294	7,202

Net	268,929	246,822	588,008	535,109

International Social Expression Products	45,754	43,374	92,760	91,288
Exchange rate adjustment	10,986	19,950	16,742	42,996

Net	56,740	63,324	109,502	134,284

Retail Operations	—	34,586	11,727	73,063
Exchange rate adjustment	—	3,078	112	6,584

Net	—	37,664	11,839	79,647

AG Interactive	18,075	20,334	36,709	40,233
Exchange rate adjustment	422	638	633	1,300

Net	18,497	20,972	37,342	41,533

Non-reportable segments	11,964	17,053	22,361	23,562

Unallocated	220	—	220	—

	$356,350	$385,835	$769,272	$814,135

Segment Earnings (Loss):
North American Social Expression Products	$42,679	$32,248	$120,556	$84,431
Intersegment items	—	(9,973)	(3,511)	(20,150)
Exchange rate adjustment	1,092	1,325	1,282	1,830

Net	43,771	23,600	118,327	66,111

International Social Expression Products	1,887	(1,569)	2,220	204
Exchange rate adjustment	428	(589)	434	443

Net	2,315	(2,158)	2,654	647

Retail Operations	—	(6,588)	(34,830)	(9,939)
Exchange rate adjustment	—	(88)	(285)	(150)

Net	—	(6,676)	(35,115)	(10,089)

AG Interactive	1,644	456	3,296	(879)
Exchange rate adjustment	287	305	349	579

Net	1,931	761	3,645	(300)

Non-reportable segments	367	2,541	238	575

Unallocated	(14,209)	(19,415)	(38,520)	(39,110)
Exchange rate adjustment	(81)	3,713	(192)	3,767

Net	(14,290)	(15,702)	(38,712)	(35,343)

	$34,094	$2,366	$51,037	$21,601